EXHIBIT 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CASINO OPERATIONS LEASE

THIS SECOND AMENDMENT TO CASINO OPERATIONS LEASE (“Amendment”) is made as of the 25th day of November, 2015 (the “Effective Date”), by and between Hyatt Equities, L.L.C., a Delaware limited liability company (“Landlord”) and Gaming Entertainment (Nevada) LLC, a Nevada limited liability company (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord and Tenant are parties to that certain Casino Operations Lease dated June 28, 2011, as amended by that certain First Amendment to Casino Operations Lease dated April 8, 2013 (as the same may be further amended, restated, exchanged, substituted, extended or otherwise modified from time to time, the “Casino Lease”);

WHEREAS, Landlord and Tenant are parties to that certain Second Lien Security Agreement dated June 29, 2011, as amended by that certain First Amendment to Second Lien Security Agreement dated April 8, 2013 (as the same may be further amended, restated, exchanged, substituted, extended or otherwise modified from time to time, the “Security Agreement”) pursuant to which Tenant has provided Landlord with a security interest in all of Tenant’s interest in the Casino Lease, the Premises and the personal property all as described in the Security Agreement, as security for the full and prompt payment and performance of all of Tenant’s obligations under the Casino Lease and the Security Agreement, as described therein; and

WHEREAS, the parties hereto have agreed to amend the Casino Lease as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Recitals. The foregoing recitals shall constitute an integral part of this Amendment, and this Amendment shall be construed in consideration thereof. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Casino Lease.

2.Initial Term. Section 3.1 of the Casino Lease is hereby deleted in its entirety and replaced with the following:

3.1    Initial Term. The term of this Lease shall begin (“Commencement Date”) at such time as Tenant commences its Gaming Operations at the Project, and, unless extended as provided below, shall end at 11:59 p.m. on the date immediately preceding the twelfth (12th) anniversary of the Commencement Date (“Initial Term”).

Landlord and Tenant hereby acknowledge and agree that the Commencement Date under the Casino Lease is September 1, 2011, and that the Initial Term ends at 11:59 p.m. on August 31, 2023.

3.Early Termination by Landlord. Notwithstanding anything to the contrary contained in Section 3.3(b) of the Casino Lease, Landlord’s option pursuant to Section 3.3(b) of the Casino Lease shall be exercisable by Landlord, in its discretion, at any time from and after January 1, 2019, otherwise in accordance with the terms of Section 3.3(b) of the Casino Lease.

4.Rent. Section 4.1 of the Casino Lease is hereby deleted in its entirety and replaced with the following:
4.1    Rent. Tenant shall pay to Landlord rent in the amount of (i) One Million Five Hundred US Dollars (US$1,500,000) per year starting on the Commencement Date through December 31, 2016 in equal monthly installments of One Hundred Twenty-Five Thousand and 00/100 US Dollars (US$125,000.00), (ii) One Million Seventy-Five Thousand US Dollars (US$1,750,000.00) per year starting on January 1, 2017 (or the date upon which Landlord’s Work (defined below) is completed, whichever occurs later) through December 31, 2017 in equal monthly installments of One Hundred Forty-Five Thousand Eight Hundred Thirty Three and 33/100 US Dollars (US$145,833.33) and (ii) Two Million US Dollars (US$2,000,000.00) per year starting on January 1, 2018 through the remainder of the Initial Term in equal monthly installments of One Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 67/100 US Dollars (US$166,666.67), payable in advance, in the manner prescribed in Section 4.4 ((i), (ii) and (iii) are collectively referred to herein as “Initial Rent”).

5.Landlord Capital Improvements. Landlord agrees to renovate the Casino (“Landlord’s Work”) in accordance with a scope of work and plans and specifications approved by Landlord in consultation with Tenant, with both Landlord and Tenant acknowledging that Landlord shall have final say in all design decisions, at Landlord’s sole cost and expense not to exceed $3,500,000 (“Landlord Cap”). Landlord and Tenant acknowledge that Landlord’s Work is expected to cost close to, but not exceed, Landlord’s Cap. Landlord shall complete Landlord’s Work within fifteen (15) months following the Effective Date, except in the event that Landlord’s Work is delayed due to Force Majeure Events or any delays caused Tenant.

6.Tenant Improvements. In consultation with Landlord, Tenant agrees to purchase new gaming devices and equipment to replace the existing devices and equipment currently used at the Casino (“Tenant’s Work”), at Tenant’s sole cost and expense, not to exceed $1,500,000 (“Tenant’s Cap”), for use within the Casino during the Initial Term. Landlord and Tenant acknowledge that Tenant’s Work is expected to cost close to, but not exceed, Tenant’s Cap. Tenant shall complete Tenant’s Work within fifteen (15) months of the Effective Date, except in the event that Tenant’s Work is delayed due to Force Majeure Events or any delays caused by Landlord.

7.No Other Changes. Except as otherwise herein expressly provided, the Casino Lease shall continue in full force and effect, as amended by this Amendment.

5.    Authority. Subject to the preceding paragraph, Landlord and Tenant hereby covenant and warrant that they have full right and authority to enter into this Amendment.

6.    Recording. This Amendment or any memorandum thereof may not be recorded by Tenant without the consent of Landlord, in its sole discretion.

7.    Tenant Estoppel. Tenant hereby represents and warrants to Landlord that as of the date hereof that neither Tenant, nor Landlord, is in default under any of the terms, covenants or provisions of the Casino Lease or the Security Agreement. As of the date hereof, Tenant has no knowledge of any event which, but for the passage of time or the giving of notice or both, would constitute an event of default by either Landlord or Tenant under the Casino Lease or Security Agreement.

8.    Ratification.    Except as otherwise expressly modified by the terms of this Amendment, the Casino Lease and Security Agreement remain unchanged and shall continue in full force and effect. All terms, covenants, and conditions of the Casino Lease (not expressly modified herein) and the Security Agreement are hereby confirmed and ratified and remain in full force and effect, and constitute valid and binding obligations of Tenant and Landlord enforceable according to the terms thereof.

9.    Successors. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

10.    Counterparts; Facsimile/Electronic Signatures. This Amendment may be executed in counterparts and each such counterpart shall be deemed an original and all of which together shall constitute a single Amendment. The parties agree that signatures to this Amendment may be delivered by facsimile or by electronic transmission in lieu of an original signature, and such facsimile or electronic signature page that shall be deemed to be originals and may be relied on to the same extent as the originals.

Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

LANDLORD:

HYATT EQUITIES, L.L.C., a Delaware limited liability company

By:	/s/ Steve Sokal
Name: Steve Sokal
Title: Vice President

GAMING ENTERTAINMENT (NEVADA) LLC, a Nevada limited liability company

By:	/s/ Daniel R. Lee
Name: Daniel R. Lee
Title: CEO/President